EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference and use of our report dated February 13, 2002 on the consolidated financial statements of Northeast Indiana Bancorp, Inc., (which report is included as Exhibit 13 to the Form 10-KSB of Northeast Indiana Bancorp, Inc. for the fiscal year ended December 31, 2001) in this Registration Statement of Northeast Indiana Bancorp, Inc. filed on Form S-8.

                                              /s/ Crowe, Chizek and Company LLP
                                              Crowe, Chizek and Company LLP

South Bend, Indiana
August 22, 2002